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                                                                    EXHIBIT 23.4




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 23, 1998 covering the consolidated financial statements and schedule of Visibility Inc. and subsidiaries as of and for the years ended December 31, 1997 and 1996, in this Form 10-K/A for the fiscal year ended December 31, 1997 into Intelligent Systems Corporation's previously filed Registration Statements on Form S-8 (File No. 33-99432 and No. 333-32157).



ARTHUR ANDERSEN LLP




Boston, Massachusetts
May 15, 1998